Exhibit 23.1
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       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 (No. 333-30085) of Ecology and Environment, Inc. of our report dated December 17, 2004 relating to the financial statements of Ecology and Environment, Inc. 401(k) Plan, which appears in this Form 11-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
Buffalo, New York
May 4, 2005